Regina Andreas
Schwarzwaldweg 24, 63069 Offenbach

Certified Translation from the German Language

[coat of arms]

This **CERTIFIED COPY**
corresponds to the original text

Düsseldorf, 03 December, 2004
Deed No. 2869/2004 Br dated 30 November, 2004
ht/S88404

[signature]

Dr. Florian Braunfels, Notary Public

(seal with imprint:
Dr. Florian Braunfels
Notary in Düsseldorf)

Notaries
Michael Westhoff
Dr. Florian Braunfels

Königsallee 31
40212 Düsseldorf
Tel.: +49 – 211 / 13 00 70
Fax.: +49 – 211 / 13 10 20
welcome@notarixx.de

Dr. RO/hat.S88402

Notarial Deed

Deed No. 2669 for 2004 Br

GmbH Share Sale and Purchase with Assignment

Negotiated in Düsseldorf on 30 November, 2004

Before the signing Notary

Dr. Florian Braunfels

with his official seat in Düsseldorf

appeared:

1. Mr. Uwe Diestel,
   born on 16 July 1940
   Wallstraße 8, 23879 Mölln
   identified by personal identity card

2. for Aqua Society GmbH
   with its registered office in Friedberg/Hessen (HRB 5959)
   Raiffeisenstr. 1, 61169 Friedberg

   Mr. Achim Stamm
   born on 4 March 1959
   Dunkerstr. 6, 61231 Bad Nauheim
   personally known
   as Managing Director *(Geschäftsführer)*

asking for notarial recording of the following declarations:

(1) Mr. Diestel is shareholder of

UFI-TEC Institut für Membrantechnologie GmbH
with its registered office in Oranienburg
(AG Neuruppin HRB 1206 OPR)
Stated capital € 77,511.85 (DM 151,600.00)
Tax Identification number 053/121/00241 Tax Office Oranienburg

with a share in the nominal amount of € 25,564.59 (DM 50,000.00).

(2) Mr. Diestel (the "Seller") hereby sells and transfers the share of € 25,564.59 to Aqua Society GmbH (the "Buyer") and assigns the sold share to the Buyer, subject to the condition precedent of total payment of the purchase price. The Buyer accepts the assignment.

(3) All future distributions of profits on the sold share – including the period prior to the date hereof – are due to the Buyer.

(4) The purchase price amounts to € 25,565.59
in words: twenty five thousand five hundred and sixty five Euro.

The purchase price is due and payable by 10 December 2004; payment shall be effected by check for deposit at the time of signing.

(5) The date of crediting shall be decisive for the compliance with maturity.

(6) The Notary Public has pointed out the possibility to subject the Buyer to execution under this Deed. This right is waived.

(7) The Seller declares that

- he does not have any outstanding payment obligations towards the GmbH.

The Seller furthermore declares that according to his knowledge

- a liability based on burdening before registration towards the GmbH, or a liability for overvalued or hidden contributions in kind does not exist
- repayments on the share capital have so far not been made and
- repayments on capital-replacing loans have so far not been made and
- capital-replacing loans to the GmbH do not exist at present.

(8) The Seller guarantees that

- the share transferred hereunder is free from rights of third parties and that usufructuary rights and liens thereon do not exist.

- he can freely dispose of this share and that the articles of association of the Company of 20 August 1992 in the version of 29 September 1999 have remained unchanged.

(9) All shareholders have agreed to the transfer, according to the shareholders' resolution of 14 October 2004. A copy of the resolution is attached to this Deed.

(10) The GmbH does not own any real estate.

(11) Costs incurred by and in connection with this Deed and its consummation shall be borne by the Buyer.

(12) *Notes:*
According to mandatory regulations of the German Law on Companies with Limited Liability

- *the seller of a GmbH-share is liable towards the GmbH (and its creditors) also with regard to the future for all contributions not made on any share transferred by him.*

- *a contingent liability (Ausfallhaftung) of the seller can under certain circumstances subsist for the remaining share capital that might not have been paid in.*

- *the buyer of a GmbH-share is also liable for any contribution not yet made on the share acquired by him and the remaining stated capital.*

- *the sale of a GmbH-share is valid vis-à-vis the GmbH and its creditors only if it has been notified and proven to the GmbH.*

The Seller instructs the Notary to submit this notification to the GmbH.

This Deed was read aloud to the appearing parties by the Notary, approved by them and signed in their own hands as follows:

sgd. U. Diestel
sgd. Achim Stamm
sgd. Braunfels, Notary

[LOGO OF UFI-TEC]

Protocol of the extraordinary shareholders' meeting of Ufi-Tec Institut für Membrantechnologie GmbH on 14 October 2004

A shareholders' meeting is held upon waiving all regulations as to time and form.

The persons present are.

The managing shareholders Dr. Wolf Wunderlich and Dr. Jörg Borgwardt as well as the shareholder Uwe Diestel.

It is unanimously resolved:

That the shareholder Uwe Diestel may sell his shares to Aqua Holding GmbH society Inc. The shareholders Dr. Wunderlich and Dr. Borgwardt waive their pre-emption rights.

Furthermore the shareholders consent that the granted loans of Uwe Diestel for Ufi-Tec GmbH can be assumed by the new shareholder.

[signature]

Dr. Wolf Wunderlich

[signature]

Dr. Jörg Borgwardt

[signature]

Uwe Diestel

I the undersigned, Generally Authorised Translator for the Courts and Notaries in the State of Hesse, Regina Andreas, Schwarzwaldweg 24, 63069 Offenbach am Main, do hereby certify that the foregoing translation is a true and complete translation from the German language into the English language of the original certified copy presented to me, a simple copy of which is attached hereto.

In witness whereof I have hereunto set my hand and affixed my seal at Offenbach am Main, Federal Republic of Germany, this

13th day of December 2004

Regina Andreas

Regina Andreas
Schwarzwaldweg 24, 63069 Offenbach